EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2016-COR1 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Primary Servicer for the Prudential Plaza Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Prudential Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Prudential Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Prudential Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Prudential Plaza Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Prudential Plaza Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Prudential Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hagerstown Premium Outlets Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hagerstown Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hagerstown Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hagerstown Premium Outlets Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hagerstown Premium Outlets Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hagerstown Premium Outlets Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hagerstown Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Westfield San Francisco Centre Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for the Westfield San Francisco Centre Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westfield San Francisco Centre Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Westfield San Francisco Centre Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Westfield San Francisco Centre Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Starbucks Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Starbucks Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Starbucks Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starbucks Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starbucks Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Starbucks Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Starbucks Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Birch Run Premium Outlets Mortgage Loan, KeyBank National Association, as Special Servicer for the Birch Run Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Birch Run Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Birch Run Premium Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Birch Run Premium Outlets Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Birch Run Premium Outlets Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Birch Run Premium Outlets Mortgage Loan.

Dated: March 15, 2021

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)